EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-KSB/A-2, into the Company's previously filed Registration Statements on Form S-8 (No. 33-76614 and No. 333-46383) and on Form S-3 (No. 333-50769 and No. 333-63915).

/s/ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Houston, Texas
January 27, 1999